Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FUNDSTECH CORP", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF AUGUST, A.D. 2007, AT 1:13 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

4098653 8100

070924137

AUTHENTICATION: 5929400

DATE: 08-15-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:47 PM 08/15/2007
FILED 01:13 PM 08/15/2007
SRV 070924137 - 4098653 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
FUNDSTECH CORP

The undersigned, being the Chief Executive Officer and Secretary of FUNDSTECH CORP , a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify under the seal of the said corporation as follows:

1. The certificate of incorporation of the Corporation is hereby amended by replacing Article IV, in its entirety, with the following:

> "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001, of which the Corporation shall have the authority to issue 35,000,000 shares. The second class of stock shall be Preferred Stock, par value $0.001, of which the Corporation shall have the authority to issue 5,000,000 shares. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors."

2. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by its Chief Executive Officer and Secretary, this 31st day of July, 2007.

FUNDSTECH CORP

By: ______________________
Michael Dodak, Chief Executive Officer

By: ______________________
Paul Cox, Secretary